As filed with the Securities and Exchange Commission on May 20, 1997
                                                    Registration No. 33-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             --------------------

                             INLAND RESOURCES INC.
            (Exact name of registrant as specified in its charter)
               WASHINGTON                           91-1307042
             (State or other                     (I.R.S. employer
             jurisdiction of                   identification number)
             incorporation or
              organization)
                                475 17TH STREET
                                  SUITE 1500
                            DENVER, COLORADO  80202
                                (303) 292-0900
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             INLAND RESOURCES INC.
                            1997 STOCK OPTION PLAN
                           (Full title of the Plan)

                                KYLE R. MILLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                475 17TH STREET
                                  SUITE 1500
                            DENVER, COLORADO  80202
                                (303) 292-0900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                           MICHAEL D. PARSONS, ESQ.
                        GLAST, PHILLIPS & MURRAY, P.C.
                           13355 NOEL ROAD, L.B. 48
                              2200 GALLERIA TOWER
                             DALLAS, TEXAS  75240

                        CALCULATION OF REGISTRATION FEE


                                                   PROPOSED     PROPOSED
                                                   MAXIMUM      MAXIMUM
    TITLE OF EACH                    AMOUNT        OFFERING    AGGREGATE      AMOUNT OF
 CLASS OF SECURITIES                 TO BE        PRICE PER    OFFERING      REGISTRATION
   TO BE REGISTERED               REGISTERED(1)    SHARE(2)    PRICE(2)        FEE(2)
-----------------------------------------------------------------------------------------
Common Stock, $.001 par value..     500,000         $8.00     $4,000,000      $1,212.12
=========================================================================================

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Plan.
(2) Determined pursuant to Rule 457(c) solely for the purpose of calculating the registration fee upon the basis of the average of the bid and asked prices for the Registrant's Common Stock as quoted on the National Association of Securities Dealer's Automated Quotation System on May 16, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

          (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

          (ii) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

          (iii) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, by which the Company's shares of Common Stock were registered under Section 10(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES
     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 - .590 of the Washington Business Corporation Act ("WBCA") provide broad authority for indemnification of directors and officers. The Articles of Incorporation of the Company provide for indemnification of its officers and directors to the fullest extent permitted by the WBCA.

     As permitted by Section 23B.08.320 of the WBCA, the Company's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

ITEM 8.   EXHIBITS
     See Index to Exhibits on page 6.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and

                    (iii) To include any additional or changed material information on the plan of distribution;

               provided, however, that the undertakings set forth in paragraphs
               (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 30, 1997.

                                    INLAND RESOURCES INC.



                                    By:  /s/ Kyle R. Miller
                                         --------------------------------------
                                         Kyle R. Miller, President,
                                         Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints Kyle R. Miller and Michael
J. Stevens, or either one of them, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

             Name                          Office                 Date
             ----                          ------                 ----

/s/ Kyle R. Miller               President, Chief            April 30, 1997
-------------------------------  Executive
Kyle R. Miller                   Officer and Director
                                 (Principal Executive
                                 Officer)

/s/ Bill I. Pennington           Vice President and Chief    April 30, 1997
-------------------------------  Financial Officer
Bill I. Pennington               (Principal Financial
                                 Officer)

/s/ Michael J. Stevens           Secretary, Treasurer and    April 30, 1997
-------------------------------  Controller (Principal
Michael J. Stevens               Accounting Officer)

/s/ Arthur J. Pasmas             Director                    April 30, 1997
-------------------------------
Arthur J. Pasmas

/s/ Richard F. Conway            Director                    April 30, 1997
-------------------------------
Richard F. Conway

/s/ Thomas J. Trzanowski         Director                    April 30, 1997
-------------------------------
Thomas J. Trzanowski

/s/ Paul C. Schorr IV            Director                    April 30, 1997
-------------------------------
Paul C. Schorr IV

                               INDEX TO EXHIBITS


Exhibit
Number    Description of Document
-------   -----------------------


 4.1      The 1997 Stock Option Plan of Inland Resources Inc.*

 5.1 Opinion of Glast, Phillips & Murray, a Professional Corporation, concerning legality.*

 23.1 Consent of Glast, Phillips & Murray, a Professional Corporation (contained in Exhibit 5.1).

 23.2     Consent of Arthur Andersen LLP.*

 23.3     Consent of Coopers & Lybrand LLP*

 23.4     Consent of Ryder Scott Company Petroleum Engineers.*

 24.1 Power of attorney from directors and officers (see signature pages to this Registration Statement).

_____________________________

*  Filed herewith.